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                        [LETTERHEAD OF Breyer & Aguggia]

                                                                    Exhibit 23.3

                                       July 19, 1996



Board of Directors
Fulton Bancorp, Inc.
410 Market Street
Fulton, Missouri  65251

     RE:  Fulton Bancorp, Inc.
          Form S-1 Registration Statement

To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Form S-1 Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "LEGAL AND TAX OPINIONS."

                                       Sincerely,


                                       /s/ Breyer & Aguggia
                                       --------------------
                                           BREYER & AGUGGIA

Washington, D.C.